Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This statement is being furnished in connection with the filing by Astoria Financial Corporation (the “Company”) of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Report”).

By execution of this statement, the undersigned, Monte N. Redman, as President and Chief Executive Officer of the Company, and Frank E. Fusco, as Senior Executive Vice President, Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

(B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

May 10, 2012	/s/ Monte N. Redman
Dated	Monte N. Redman President and Chief Executive Officer

May 10, 2012	/s/ Frank E. Fusco
Dated	Frank E. Fusco Senior Executive Vice President, Treasurer and Chief Financial Officer